SIXTH AMENDMENT TO LEASE AGREEMENT

THIS SIXTH AMENDMENT TO LEASE AGREEMENT (the "Sixth Amendment") is made as of the 23rd day of July, 2014, by and between **FORT LAUDERDALE CROWN CENTER, INC.**, a Florida corporation (hereinafter referred to as "Landlord") and **FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.**, a Delaware corporation (hereinafter referred to as "Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated on or about October, 1999 (the "Original Lease"), for approximately 13,502 rentable square feet (the "Original Premises") located on the second (2nd) floor in Suite 220 of that certain Building known as the "Crown Center" located at 1415 Cypress Creek Road, Fort Lauderdale, Florida 33309 (the "Original Building"); and

WHEREAS, the Original Lease was amended by (i) that certain Amendment Number One to Lease Agreement dated December 19, 1999 (the "First Amendment"), and (ii) that certain Second Amendment to Lease Agreement dated April 24, 2003 (the "Second Amendment"); and

WHEREAS, Landlord and Tenant entered into that certain Third Amendment to Lease dated April 28, 2004 (the "Third Amendment") to, inter alia, relocate the Original Premises to the premises containing approximately 9,716 rentable square feet located on the second floor in Suite 204 of the "Crown Center" building located at 1475 Cypress Creek Road, Fort Lauderdale, Florida 33309 (the "New Building"); and

WHEREAS, Landlord and Tenant entered into that certain Fourth Amendment to Lease Agreement dated February 10, 2006 (the "Fourth Amendment") which added 3,433 rentable square feet on the second floor of the Building to the Premises located in the New Building and depicted upon Exhibit "A" to the Fourth Amendment; and

WHEREAS, Landlord and Tenant entered into that certain Fifth Amendment to Lease Agreement dated August 1, 2009 (the "Fifth Amendment") to reduce the rentable square feet of the space at the Premises in the New Building by 3,433 square feet; and

WHEREAS, the Original Lease as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment shall be collectively hereinafter be referred to as the "Lease"; and

WHEREAS, Landlord and Tenant desire to enter into this Sixth Amendment under the terms and provisions as set forth below.

NOW, THEREFORE, for and in consideration of the foregoing premises, the promises hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. **Recitals.** The foregoing recitations are true and correct and are incorporated herein by reference.

2. **Conflict.** In the event of any conflict between the provisions of the Lease and the provisions of this Sixth Amendment, the provisions of this Sixth Amendment shall control. The initial capitalized terms used herein shall have the same meaning given such terms in the Lease, unless otherwise defined herein or unless the context otherwise indicates.

3. **Term.** The Lease Term is hereby extended from September 1, 2014 through August 31, 2015 (the "Extended Lease Term"). Tenant may elect to extend the Lease Term for up to an additional six (6) months (the "Second Extended Lease Term") from August 31, 2015, by delivering written notice to Landlord no later than June 30, 2015, specifying the specific number of additional months Tenant desires to further extend the Lease Term. Base Rent for the Second Extended Lease Term shall be the same as Base Rent for the Extended Lease Term.

4. **Leased Premises**. Effective as of the July 24, 2014, or at such time as Tenant is able to remove its property from the space identified as "Suite 204A" and "Suite 204B" (the "Vacated Space"), whichever is sooner (the "Contraction Date"), and throughout the Extended Lease Term and the Second Extended Lease Term, the Premises shall be contracted so that the Leased Premises will be limited to that area depicted on Exhibit "A" attached hereto as "Suite 204", which is comprised of 5,183 rentable square feet located on the second floor in Suite 204 of the "Crown Center" Building located at 1475 Cypress Creek Road, Fort Lauderdale, Florida 33309. Tenant understands and acknowledges that the Leased Premises will, as of the Contraction Date, be limited to the 5,183 square feet depicted on Exhibit "A" as "Suite 204"; however, notwithstanding the depiction on Exhibit "A", such area is not currently and may not be separately demised by Landlord during the Lease Term. Landlord shall bear the cost, if Landlord elects to do so, to separately demise the Leased Premises from the area depicted on Exhibit "A" as "Suite 204B"; however, Landlord shall not be required to do so. Nevertheless, Tenant shall have the use of only the 5,183 rentable square feet as depicted in Exhibit "A" as "Suite 204". Tenant shall further be restricted from using the space identified in Exhibit "A" as "Suite 204A", however Tenant may, in the event construction of the demising wall between Suite 204B and Suite 204A is constructed by Landlord, be permitted to store its personal property in the Suite 204A space only upon the completion of such demising wall and only unless and until Landlord provides written notice to Tenant to remove such personal property from such area.

5. **Base Rent and Additional Rent**. Effective as of the Contraction Date, Tenant shall pay Base Rent to Landlord, plus applicable sales tax thereon, in the amount of $15.50 per rentable square foot per year ($80,336.50), or the sum of $6,694.71 per month during the Extended Lease Term and any Second Extended Lease Term (if timely elected by Tenant), plus sales tax and Additional Rent. Additional Rent is currently $8.75 per rentable square foot per year ($45,351.25 per year, or $3,779.27 per month).

6. **Tenant's Proportionate Share**. Effective as of the Contraction Date, Tenant shall continue to pay Landlord, in the form of Additional Rent plus applicable sales tax thereon, Tenant's proportionate share of the Operating Expenses of the Building and the Property for the applicable calendar year in accordance with the terms of the Lease. Effective as of the

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Contraction Date, Tenant's Proportionate Share shall be adjusted downward to 7.56% (5,183 rentable/68,608 x 100).

7. **Relocation**. Landlord expressly reserves the right, at its sole cost and expense, to remove Tenant from the Leased Premises and to relocate Tenant to space of Landlord's choosing of approximately the same dimensions and size within the Building, which other space shall be improved and decorated by Landlord at Landlord's expense. Landlord shall have the right, in Landlord's sole discretion, to use such decorations and material from the existing Leased Premises, or other materials so that the space in which Tenant is relocated shall be comparable in its interior design and decoration to the Leased Premises from which Tenant is removed. Tenant agrees that Landlord's exercise of its election to remove and relocate Tenant shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligations to pay Rent and perform the covenants and agreements hereunder for the full Lease Term. From and after the date of any such relocation, the term "Leased Premises" shall refer to the relocation space and the rentable area of the Leased Premises shall be adjusted to reflect the rentable area of the new space.

8. **Security Deposit**. Contemporaneously with the execution hereof, Tenant shall pay Landlord the sum of $12,204.84 (two months of Base Rent, Additional Rent and sales tax, less the amount of the Security Deposit currently held by Landlord) which shall serve as the Security Deposit as defined and described in the Lease.

9. **Parking**. Effective as of the Contraction Date, Section 6 of the Fifth Amendment shall be deleted in its entirety and the following inserted in lieu thereof: "There shall be available at the Building up to four (4) parking spaces per square foot of rentable space for each 1,000 square feet (a total of 21 spaces) of which 17 shall be non-reserved and non-exclusive and 4 shall be covered and will be designated as reserved for Tenant in an area as reasonably designated by Landlord. All spaces shall be free of any additional charge other than payment of Rent. Notwithstanding the foregoing, Landlord reserves the right, upon at least fifteen (15) days written notice to Tenant, to re-designate any one of the reserved spaces as a non-reserved space, in which event, Tenant shall be entitled to the use of 18 non-reserved and non-exclusive spaces and 3 reserved spaces."

10. **Broker.** The parties represent and warrant to each other that they have not dealt with any real estate brokers, salesmen, or finders in connection with this Sixth Amendment other than Commercial Property Realty Advisors, LLC (the "Broker"). Landlord shall be responsible to pay a commission to the Broker in accordance with a separate agreement between Landlord and Broker. Other than the Broker, if a claim for commission in connection with this transaction is made by any broker, salesmen, or finder claiming to have dealt through on behalf of one of the parties hereto, such party shall indemnify, defend and hold the other party hereunder harmless from and against all liabilities, damages, claims, costs, fees and expenses (including reasonable attorney's fees and court costs at trial and all appellate levels) with respect to said claim for brokerage.

11. **Choice of Law.** This Sixth Amendment shall be construed and interpreted in accordance with the laws of the State of Florida, contains the entire agreement of the parties hereto with respect to the subject matter hereof, and may not be changed or terminated orally or by course of conduct, or by any other means except by a written instrument, duly executed by the

party to be bound thereby. This Sixth Amendment shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

12. **Ratification.** Except as modified hereby, the Lease shall remain in full force and effect in accordance with the terms and provisions thereof and Tenant hereby ratifies and affirms all of the terms and conditions thereof.

13. **Acknowledgment of Non-Existence of Claims.** Both Landlord and Tenant acknowledge and agree that as of the day hereof there are no known existing defaults under the Lease, or no known events, which with the giving of notice or the passage of time or both, would constitute a default under the Lease as amended hereby. Both Landlord and Tenant further acknowledge and agree that there are no other claims by them against the other party arising from the relationship as Landlord and Tenant, pursuant to the Lease, as amended.

14. **Counterparts.** This Amendment may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

15. **Authority.** Each party warrants and represents that it has the authority to enter into this Sixth Amendment without the joinder of any other party; that the person executing this Sixth Amendment of its behalf is authorized to do so; and that this Sixth Amendment is valid, binding and enforceable against such party, subject to applicable bankruptcy, insolvency, moratorium, receivership, assignment for the benefit of creditors or other similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance or transfer laws).

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned have executed this Sixth Amendment as of the date first above written.

"LANDLORD"

WITNESS:

____
Print Name: Louise Jaffe

____
Print Name: Y.C. Mercado

FORT LAUDERDALE CROWN CENTER, INC., a Florida corporation

By: __________________________
Print Name: James E. Goldstein
Title: President

"TENANT"

WITNESS:

____
Print Name: Fan Sarro

____
Print Name: LAURA NADAL UCEDA

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation

By: __________________________
Print Name: James P. Prenetta
Title: EVP and General Counsel

4838-1270-0698.3
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Exhibit "A"
Depiction of Leased Premises


SUITE 204B
SUITE 204
ADJACENT TENANT
SUITE 204A
STAIR TOWER
SUITE 204
RSF - 5,183 SF LF - 7%
SCALE: 1/16" = 1'-0"
Midgard
CROWN CENTER, BUILDING 1451
1201 W CYPRESS CREEK ROAD
FOR LAUDERDALE, FLORIDA 33324
GPZ

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25341/0006